ALBANY INTERNATIONAL CORP.
BY LAWS
ARTICLE I

MEETINGS OF STOCKHOLDERS
SECTION 1.    An annual meeting of the stockholders for the election of directors and such other business as may properly come before such meeting shall be held on such date prior to September 1 of each year, and at such place and time, as shall be designated by the Board of Directors or by such person or persons as the Board of Directors shall authorize.
SECTION 2.    Special meetings of stockholders may be called at any time by a majority of the whole number of members of the Board of Directors. It shall also be the duty of the Chairman of the Board of Directors, or, if that office is vacant, the Vice-Chairman, or, if both offices are vacant, the President, to call a special meeting whenever requested in writing to do so by stockholders holding shares of common stock of the corporation entitling such stockholders to cast a majority of the votes for the election of directors. Any such request shall state the purpose or purposes for which the meeting is to be called. No business shall be transacted at a special meeting of stockholders other than business stated in the notice of such meeting as the purpose or purposes for which the meeting is called.
SECTION 3.    Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote thereat, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting. Such notice may be given by mail or by such other means as is permitted by law.
SECTION 4.    At all meetings of stockholders, stockholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If such quorum is not present or represented at any meeting of the stockholders, the Chairman of the Board of Directors, or if that office is vacant, the Vice-Chairman, or, if both offices are vacant, the President, or the stockholders representing a majority of the voting power at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is set for the meeting.
SECTION 5.    At all meetings of stockholders, only such persons shall be entitled to vote, in person or by proxy, as appear as stockholders on the books of the corporation on the record date for such meeting. The Board of Directors may fix a record date for a meeting as permitted by law.
SECTION 6.    The Chairman of the Board of Directors shall preside at all meetings of stockholders. If the Chairman of the Board of Directors is absent or that office is vacant, the Vice-Chairman shall preside. If the Chairman of the Board of Directors and the Vice-Chairman are absent, or those offices are vacant, the President shall preside. If the Chairman of the Board of Directors, the Vice-Chairman and the President are absent, or those offices are vacant, the longest serving member of the Board of Directors present shall preside at the meeting unless otherwise determined by the Board of Directors. The person presiding over any meeting of stockholders shall have the authority to convene and (for any reason) to recess and/or adjourn the meeting and to determine the order of business and the procedure at the meeting, including such rules, regulations or procedures regarding the manner of voting and the conduct of discussion as seems to him or her in order.
SECTION 7.    (a) Proposals of stockholders, including nominations of persons for election to the Board of Directors of the corporation, shall not be presented, considered or voted upon at an annual meeting of stockholders of the corporation, or at any adjournment thereof, unless (i) notice of the proposal has been received by certified or registered mail, return receipt requested, directed to the Secretary of the corporation at its principal executive offices at 216 Airport Drive, Rochester, New Hampshire, 03867 not later than 5:00 p.m. Eastern Time on the 90th day, nor earlier than 5:00 p.m. Eastern Time on the 120th day, prior to the first anniversary of the last preceding annual meeting of stockholders; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the last preceding annual meeting of stockholder, notice of the proposal must be so delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to such meeting and not later than the later of 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such meeting or (2) the 10th day following the day on which public announcement of the date of such meeting was first made, (ii) the stockholder giving such notice is a stockholder of record entitled to vote at such meeting on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (iii) the notice complies with the requirements of these By Laws and Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 7, unless a written exemption is provided by the Board of Directors, at its sole discretion.
(b) To be in proper form, a stockholder’s notice shall be in writing and shall set forth as to each matter of business (other than nominations) the stockholder proposes to bring before the annual meeting, (i) the proposal desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, in the case of proposed By Law or Certificate of Incorporation amendment(s), the language of the proposed amendment(s)) and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to the Exchange Act.
(c) In the case of proposed nominations of persons for election to the Board of Directors, each stockholder’s notice, to be in proper form, shall also include, as to each person whom the stockholder proposes to nominate for election as a director:
(i)    the name, age, business address and residence address of the proposed nominee;
(ii)    (A) the class or series and number of shares of capital stock of the corporation which are beneficially owned or held of record by the proposed nominee, (B) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such proposed nominee or any of its affiliates with respect to the shares of the corporation, (C) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proposed nominee or any of its affiliates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such proposed nominee or any of its affiliates or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee or any of its affiliates with respect to shares of the corporation (any of the foregoing set forth in clause (B) and (C), a “Derivative Instrument”), and (D) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the proposed nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(iii)    a description of all agreements, arrangements or understandings (whether or not in writing) between the proposed nominee, on the one hand, and the stockholder making such nomination, any beneficial owner on whose behalf the nomination is made, any control person and/or any other person or persons, on the other hand, in connection with or relating to the nomination, including, but not limiting to, a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings and any other material relationships;

(iv)    a copy of a fully completed and executed director questionnaire in the corporation’s form (which questionnaire shall be provided by the Secretary upon written request therefor) and a duly executed written representation and agreement that such person (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law and (ii) consents to being named in a proxy statement and form of proxy as a nominee and to serve as a director if elected, and written confirmation by such proposed nominee of the accuracy and completeness of the information relating to such proposed nominee contained in the notice; and
(v)    any other information relating to the proposed nominee that is required to be disclosed in a proxy statement or in solicitations of proxies for election of directors, or is otherwise required, pursuant to the applicable rules of the Exchange Act.
The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.
(d) Any such notice under this Section 7, to be in proper form, shall set forth, as to the stockholder giving notice, the beneficial owner (if any and if different) on whose behalf the nomination or proposal is submitted and any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (a “control person”):
(i) the name, age, business address and residence address of each such person;
(ii) the class or series and number of shares of capital stock of the corporation which are beneficially owned or held of record by each such person and any other ownership interest in the corporation, whether economic or otherwise, including any Derivative Interests;
(iii) a description of all agreements, arrangements or understandings (whether or not in writing) between or among the stockholder, beneficial owner or any control person and any other person or persons, in connection with or relating to the proposal or nomination;
(iv) any material direct or indirect interest of the stockholder, beneficial owner or control person in such nomination or proposal, including any anticipated benefit;
(iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to present the proposal or to nominate the persons named in the stockholder’s notice;
(v) a representation that the stockholder will comply with all applicable requirements of state law and the Exchange Act with respect to such nomination or proposal, including a representation that the stockholder, any beneficial owner or any control person intends to solicit the holders of capital stock representing at least 67% of the voting power of the capital stock of the corporation;
(vi) any other information relating to the stockholder, any beneficial owner or any control person that would be required to be disclosed in a proxy statement or in solicitations of proxies for election of directors, or is otherwise required, pursuant to the applicable rules of the Exchange Act;
(viii) any proxy, contract, arrangement, understanding, or relationship (including the identities of all parties thereto) pursuant to which the stockholder, any beneficial owner or any control person has a right to vote, directly or indirectly, any shares or any security of the corporation; and

(xi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder, any beneficial owner or any control person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner.
(e) The stockholder shall update and supplement the notice, as necessary, so that the information provided or required to be provided pursuant to the terms of these By Laws is true and correct as of the record date and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof. In addition, such stockholder shall promptly certify to the corporation that such stockholder, any beneficial owner or any control person has met and complied with all of the requirements of Rule 14a-19 and, upon request of the corporation, shall, no later than 10 business days prior to the date of the meeting of stockholders, deliver to the corporation reasonable evidence of such compliance. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(f) Subject to the rights of any holders of Preferred Stock of the corporation, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 7 and with the requirements of the Exchange Act. The Board of Directors, any committee thereof, or any officer of the corporation authorized by the Board of Directors or such committee (and, at the meeting, but subject to the supervision of the Board of Directors, the person presiding over the meeting) shall have the power to determine whether any stockholder intending to bring any proposal or nomination has fully complied with these By Laws and with the applicable requirements of the Exchange Act, including Rule 14a-19. If a stockholder fails to comply with the By Laws and the applicable requirements of the Exchange Act, such stockholder’s proposal or nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Without limiting the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section, and a violation thereof shall be deemed a violation of these By Laws.
ARTICLE II

DIRECTORS
SECTION 1.    Until changed by the Board of Directors as hereinafter provided, the number of directors shall be nine. The number of directors may be changed by the Board of Directors to such number, not less than three, as the Board of Directors may determine from time to time. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall hold office until the next annual meeting of stockholders, or the delivery of a consent or consents in lieu thereof, and until his or her successor has been elected and qualified.
SECTION 2.    At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in the Board of Directors for any reason, shall be filled only by a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.
SECTION 3.    The Board of Directors may hold meetings at such times and places as it may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Vice-Chairman, the President or by any three directors. Notice of each regular or special meeting of the Board of Directors, stating the time and place thereof, shall be given, orally or in writing, personally, by mail, telephone, facsimile or other electronic means or by any other reasonable method at least 48 hours prior to such meeting. A director may waive such notice in writing, either before or after the meeting. Attendance in person at any meeting of the Board of Directors shall be deemed to constitute waiver of notice by a director.
SECTION 4.    The Board of Directors may provide for compensation to, and expenses of, its members for attendance at meetings of the Board of Directors and any committees or subcommittees thereof. The Board of Directors may also provide for compensation to, and expenses of, committees of stockholders.

SECTION 5.    The Board of Directors may designate one or more committees consisting of one or more members of the Board of Directors. Such committees shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to documents, as the Board of Directors may provide in the resolution establishing such committee or by other action taken from time to time. To the extent permitted by applicable law, regulations and rules, a committee may delegate its responsibilities to a subcommittee comprised of one or more members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee or subcommittee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. No committee or subcommittee shall have power or authority to (i) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) amend the By Laws of the corporation.
SECTION 6.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee or subcommittee thereof may be taken without a meeting if all of the members of the Board of Directors or such committee or subcommittee consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or Committee.
SECTION 7.    Members of the Board of Directors, or any committee or subcommittee, may participate in a meeting of the Board of Directors, committee or subcommittee by means of conference telephone or similar communications equipment that permits all persons participating in the meeting to hear each other participant, and participation in a meeting in such manner shall constitute presence in person at the meeting.
SECTION 8.    The Board of Directors shall elect a Chairman, who shall preside at all meetings of the Board of Directors. The Board of Directors may also elect a Vice-Chairman. If the Chairman of the Board of Directors is absent or that office is vacant, the Vice-Chairman shall preside. If the Chairman of the Board of Directors and the Vice-Chairman are absent, or those offices are vacant, the President shall preside. If the Chairman of the Board of Directors, the Vice-Chairman and the President are absent, or those offices are vacant, the longest serving member of the Board of Directors present shall preside at the meeting unless otherwise determined by the Board of Directors.
ARTICLE III

CORPORATE OFFICERS
SECTION 1.    The Board of Directors may elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer and such other corporate officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person. Each officer shall have such authority, and perform such duties, as usually devolve upon his or her office or as may otherwise be determined from time to time by the Board of Directors or provided for in the By Laws of the corporation.
ARTICLE IV

INDEMNIFICATION
SECTION 1.    The corporation shall indemnify any person who is a party, or is threatened to be made a party, or who is called or threatened to be called to give testimony (whether during pre-trial discovery, at trial or otherwise) in connection with any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal or investigative, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, (ii) such person did not personally gain, as a result of the acts or omissions to which such action, suit or proceeding relates, a financial profit or other financial advantage to which such person was not legally entitled and, (iii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in the preceding sentence.
SECTION 2.    Any person entitled to indemnification under Section 1 of this Article IV shall, upon delivery to the corporation of the undertaking described in the following sentence, be entitled to require the corporation to pay, in advance of the final disposition of any action, suit or proceeding in respect of which indemnification is required hereunder, the costs and expenses (including attorneys fees) reasonably incurred by such person from time to time in connection with such action, suit or proceeding. The undertaking referred to above shall be a valid, written agreement of such person to repay all amounts paid to such person by the corporation pursuant to the preceding sentence if it shall ultimately be determined that such person is not entitled to indemnification by the corporation under this Article.
SECTION 3.    In the event the corporation refuses to indemnify any person and an action, suit or proceeding is commenced in order to determine whether such indemnification is required under this Article IV, or in the event of any action, suit or proceeding to enforce any undertaking referred to in Section 2 of this Article, (i) the corporation, and any other participant in such an action, suit or proceeding who asserts that such person is not entitled to indemnification by the corporation under this Article, shall have the burden of proof to establish that such person is not entitled to indemnification under this Article, and (ii) if, as a result of such action, suit or proceeding, such person is held to be entitled to indemnification under this Article, or if the corporation and all other participants asserting such claim cease to pursue the claim that such person is not entitled to indemnification, then the corporation shall, in addition to the indemnification otherwise required under Section 1 of this Article, indemnify such person against the costs and expenses (including attorneys fees) reasonably incurred by such person in connection with the action, suit or proceeding in which such person’s right to indemnification was disputed.
SECTION 4.
(a)    The Board of Directors of the corporation may authorize the purchase and maintenance by the corporation of insurance for the benefit of any person or persons entitled to indemnification under this Article covering risks of the kind to which such indemnification relates. Such insurance coverage may exceed the scope of such indemnification.
(b)    If, at any time, any person receives proceeds from an insurance policy referred to in the preceding subsection (a) on account of any matter with respect to which such person is entitled to indemnification under this Article, the indemnification obligations of the corporation under this Article shall be reduced by the amount of such proceeds so received.
(c)    Upon payment by the corporation of any amount as indemnification under this Article, the corporation will be subrogated, to the extent of such amount, to the rights, if any, of the indemnified person under any insurance policy covering risks of the kind to which indemnification under this Article relates, and the indemnified person will cooperate to facilitate the corporation’s enforcement of such subrogation rights.
SECTION 5.    Indemnification rights provided under this Article IV shall be deemed to be contract rights. No modification or termination of any provision of this Article or of the rights provided hereunder shall diminish or change any right of any person to indemnification under this Article with respect to any action, suit or proceeding which relates to acts or omissions of such person occurring prior to the time when such person receives written notice that such modification or termination has occurred.

SECTION 6.    The Board of Directors of the corporation may authorize the execution and delivery by the corporation of indemnification agreements with any person or persons whom the corporation has the power to indemnify under applicable law. Such agreements may contain such provisions as the Board of Directors may approve and as are not prohibited by law.
SECTION 7.    The rights of indemnification provided in this Article IV are not intended to be exclusive of any other rights of indemnification to which any person may be or become entitled, whether by reason of law, contract, action by the Board of Directors or otherwise.
SECTION 8.    For purposes of this Article IV: references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” for purposes of this Article.
SECTION 9.    The rights of indemnification provided in this Article IV (including, without limitation, rights to advancement of costs and expenses) shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation with respect to acts or omissions occurring while such person was a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person with respect to such acts or omissions.
ARTICLE V

AMENDMENT OF BY LAWS
SECTION 1.    These By Laws may be amended or repealed at any time, and from time to time, (a) by the Board of Directors or (b) except as otherwise provided in the Certificate of Incorporation (including the terms of any certificate of designation relating to any series of preferred stock of the corporation), by the affirmative vote of stockholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote thereon, voting together as a single class.
ARTICLE VI
EMERGENCY BY LAWS
SECTION 1.    This Section shall be operative during any emergency condition as contemplated by Section 110 of the Delaware General Corporation Law (an “Emergency”), notwithstanding any different or conflicting provisions in these By Laws, the Certificate of Incorporation or the Delaware General Corporation Law. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the Delaware General Corporation Law.